UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Checkpoint Systems, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Checkpoint Systems, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Checkpoint Systems, Inc.

Commission File No.: 001-11257

This filing relates to the proposed merger of Checkpoint Systems, Inc. a Pennsylvania corporation (the “Company”), and CCL Industries Inc., a corporation organized under the laws of Canada (“CCL”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 1, 2016, by and among CCL, CCL Industries USA Corp., a Pennsylvania and wholly owned indirect subsidiary of CCL, and the Company.

Checkpoint Systems, Inc.
101 Wolf Drive
Thorofare, NJ 08086 USA

Tel.: +800-257-5540
Fax: +856-848-0937
www.checkpointsystems.com

News

COMPANY CONTACT:

James Lucania

856-384-2480

CHECKPOINT SYSTEMS, INC. ANNOUNCES

EARLY TERMINATION OF HART-SCOTT-RODINO WAITING PERIOD IN CONNECTION

WITH ITS ACQUISITION BY CCL INDUSTRIES INC.

THOROFARE, N.J., April 4, 2016 - Checkpoint Systems, Inc. (“Checkpoint” or the “Company”) (NYSE: CKP) today announced that the United States Federal Trade Commission has granted early termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the Company’s proposed acquisition by CCL Industries Inc. (“CCL”).

Early termination of the waiting period satisfies one of the conditions necessary to consummate the proposed acquisition. The transaction remains subject to other customary closing conditions set forth in the Agreement and Plan of Merger, dated March 1, 2016, among Checkpoint, CCL and CCL Industries USA Corp., including approval by Checkpoint’s shareholders. Assuming approval or waiver of all closing conditions, the transaction is expected to close in the second quarter of 2016.

Checkpoint Systems, Inc.

Checkpoint Systems is a global leader in merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility. Checkpoint provides end-to-end solutions enabling retailers to achieve accurate real-time inventory, accelerate the replenishment cycle, prevent out-of-stocks and reduce theft, thus improving merchandise availability and the shopper’s experience. Checkpoint’s solutions are built upon 45 years of radio frequency technology expertise, innovative high-theft and loss-prevention solutions, market-leading RFID hardware, software, and comprehensive labeling capabilities, to brand, secure and track merchandise from source to shelf. Checkpoint’s customers benefit from increased sales and profits by implementing merchandise availability solutions, to ensure the right merchandise is available at the right place and time when consumers are ready to buy.

For more information, visit www.checkpointsystems.com.

Additional Information

A special shareholder meeting will be announced soon to obtain shareholder approval in connection with the proposed merger between the Company and CCL. On March 17, 2016, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A in connection with the proposed merger. Investors of the Company are urged to read the definitive proxy statement once available and other relevant materials filed by the Company with the SEC carefully and in their entirety because they contain important information about the Company, CCL and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Checkpoint with the SEC at the SEC’s website at www.sec.gov, at Checkpoint’s website at http://us.checkpointsystems.com or by sending a written request to the Company at 101 Wolf Drive, PO Box 188, Thorofare, New Jersey, Attention: General Counsel.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the proposed merger will be set forth in the Company’s definitive proxy statement for its special shareholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the merger and the ability to consummate the merger. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain shareholder approval as required for the merger; (2) conditions to the closing of the merger may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, the Company shareholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 27, 2015, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.